Exhibit # 99.1

PPOL, INC.

2004 STOCK INCENTIVE PLAN

OPTIONS GRANTED

Grantee			# of Options	Exercise Price	Vesting schedule	Expiration
Yoshihiro	Aota	Director & COO	1,000,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014
Nobuo	Takada	Director & CEO	50,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014
Toshiaki	Shimojo	General Manager, Finance	30,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014
Nobuyuki	Ishii	AJOL Director	40,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014
Masao	Yamamoto	AJOL Director	40,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014
Manabu	Nakamura	AJOL Director	40,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014
Yuji	Kamata	AJOL Supervisor	20,000	$3.40	25% upon grant, 25% per year thereafter	March 26, 2014